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                                                                    EXHIBIT 99.5

                 CUSIP NOS. 917274AC6, 917274AA0, AND U9153EAA0
                 OFFER TO PURCHASE FOR CASH UP TO $40.0 MILLION
                  AGGREGATE PRINCIPAL AMOUNT OF 6% CONVERTIBLE
                    SUBORDINATED NOTES DUE OCTOBER 15, 2003
                                       OF
                               UROMED CORPORATION

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THE TENDER OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY
   OCTOBER 21, 1998 UNLESS EXTENDED (THE "EXPIRATION DATE"). HOLDERS OF NOTES MUST TENDER THEIR NOTES ON OR PRIOR TO THE EXPIRATION DATE IN ORDER TO RECEIVE THE TENDER OFFER CONSIDERATION. TENDERED NOTES MAY BE WITHDRAWN AT ANY TIME ON OR PRIOR TO THE EXPIRATION DATE.
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                               September 23, 1998

To Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees:

    Enclosed for your consideration is an Offer to Purchase (the "Offer to Purchase") and a Letter of Transmittal (the "Letter of Transmittal" and, together with the Offer to Purchase, the "Offer Documents"), relating to the offer (the "Tender Offer") by UroMed Corporation, a Massachusetts corporation ("UroMed"), to purchase for cash up to $40.0 million aggregate principal amount of its 6% Convertible Subordinated Notes due October 15, 2003 (the "Notes"). The Notes were issued under an Indenture dated as of October 15, 1996 providing for the issuance of up to $69.0 million aggregate principal amount of such Notes.

    The consideration for each $1,000 principal amount of Notes tendered pursuant to the Tender Offer shall be $450, plus accrued and unpaid interest from October 15, 1998 up to, but not including, the date of payment.

    UROMED CORPORATION'S OBLIGATION TO ACCEPT FOR PURCHASE AND TO PAY FOR NOTES VALIDLY TENDERED PURSUANT TO THE TENDER OFFER IS CONDITIONED UPON THE SATISFACTION OF THE GENERAL CONDITIONS (AS DEFINED IN THE OFFER TO PURCHASE).

    Capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Offer to Purchase.

    For your information and for forwarding to your clients, we are enclosing the following documents:

    1.  The Offer to Purchase;

    2. Letter of Transmittal for your use and for the information of your clients;

    3. Notice of Guaranteed Delivery to be used to accept the Tender Offer if the Letter of Transmittal, Notes and all other required documents cannot be delivered to the Depositary by the Expiration Date;

    4.  A letter to the Holders of Notes from UroMed Corporation;

    5. A letter which may be sent to your clients for whose accounts you hold Notes registered in your name or in the name of your nominee, with an instruction form provided for obtaining such clients' instructions with respect to the Tender Offer;

    6. Guidelines for Certification of Taxpayer Identification Number of Substitute Form W-9 providing information relating to backup federal income tax withholding; and

    7. A return envelope addressed to State Street Bank and Trust Company, the Depositary.
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    WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE
THAT THE TENDER OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, OCTOBER 21, 1998, UNLESS EXTENDED.

    UroMed Corporation will not pay any fees or commissions to any broker, dealer, commercial bank, trust company or other person in connection with the solicitation of tenders of Notes pursuant to the Tender Offer. UroMed Corporation, upon request, will reimburse brokers, dealers, commercial banks, and trust companies for reasonable and customary mailing and handling expenses incurred by them in forwarding any of the enclosed materials to their clients. UroMed Corporation will pay all transfer taxes to purchase and transfer the Notes pursuant to the Tender Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

    Any request for additional copies of the Offer to Purchase, the Letter of Transmittal and Notice of Guaranteed Delivery should be directed to the Information Agent and any questions or requests for assistance should be directed to the Dealer Manager at their respective addresses and telephone numbers set forth on the back cover of the Offer to Purchase.

                                          Very truly yours,
                                          PAINEWEBBER INCORPORATION

    NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF UROMED CORPORATION, THE DEALER MANAGER, THE INFORMATION AGENT, THE DEPOSITARY, THE TRUSTEE, OR OF ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR TO MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE TENDER OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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